Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20881) of Ralcorp Holdings, Inc. of our report dated June 18, 2003 relating to the financial statements of the Ralcorp Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
June 18, 2004